Investor Relations Contact: Heather Pribyl 952.540.2095

Buffalo Wild Wings, Inc. Announces
Fourth Quarter Earnings per Share of $0.87

- 2017 Earnings Per Diluted Share Outlook of $5.60 to $6.00 -

Minneapolis, Minnesota, February 7, 2017 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today financial results for the fourth quarter and fiscal year ended December 25, 2016.

Key metrics for the fourth quarter, versus the same period a year ago, were:

◦	Total revenue increased 0.8% to $494.2 million

◦	Company-owned restaurant sales increased 0.9% to $470.5 million

◦	Same-store sales decreased 4.0% at company-owned restaurants and 3.9% at franchised restaurants

◦	Net earnings decreased 38.2% to $15.6 million from $25.3 million, and earnings per diluted share decreased 34.1% to $0.87 from $1.32
Key metrics for the full year 2016, versus 2015, were:

◦	Total revenue increased 9.6% to $2.0 billion

◦	Company-owned restaurant sales increased 10.3% to $1.9 billion

◦	Same-store sales decreased 2.4% at company-owned restaurants and 2.7% at franchised restaurants

◦	Net earnings decreased 0.3% to $94.7 million from $95.1 million, and earnings per diluted share increased 3.0% to $5.12 from $4.97

Sally Smith, President and Chief Executive Officer, commented, "The challenging restaurant environment continued in the fourth quarter and culminated with a difficult December. Our key programs to drive traffic at Buffalo Wild Wings, including FastBreak™ Lunch, Half-Price Wing Tuesdays®, and our Blazin' Rewards® loyalty program, have driven positive traffic so far in the first quarter."

Ms. Smith concluded, "Our focus for the year is to gain momentum on sales, improve our cost structure, grow internationally, optimize our domestic restaurant portfolio, and lower our cost of capital. The Buffalo Wild Wings brand remains differentiated, healthy, and strong and with operating income growing throughout the year. In 2017, we anticipate earnings per diluted share in the range of $5.60 to $6.00. We also recently announced an expanded share repurchase program with an accelerated timeline to achieve our target of 1.5x net debt to EBITDA by year-end."

Revenue

•
Total revenue increased 0.8% to $494.2 million in the fourth quarter, compared to $490.2 million in the fourth quarter of 2015. Full year total revenue increased 9.6% to $2.0 billion compared to $1.8 billion last year.

•	Company-owned restaurant sales for the fourth quarter increased 0.9% over the same period in 2015, to $470.5 million.

•	Franchise royalties and fees decreased 0.4% on lower revenues to $23.7 million for the quarter, versus $23.8 million in the fourth quarter of 2015.

•
Average weekly sales for company-owned Buffalo Wild Wings restaurants were $59,120 for the fourth quarter of 2016, compared to $61,971 for the same quarter last year, a 4.6% decrease due to same-store sales declines and more smaller-store openings.

•	Franchised Buffalo Wild Wings locations in the United States averaged $61,397 for the period versus $64,032 in the fourth quarter a year ago, a 4.1% decrease.

Restaurant-level costs and expenses

•	Cost of sales for the fourth quarter was 31.1% of restaurant sales compared to 29.5% in the fourth quarter last year, driven by higher traditional wing costs.

◦	Traditional wings were $1.99 per pound in the fourth quarter, $0.18, 9.9%, higher than last year's fourth quarter average of $1.81.

•
Cost of labor for the fourth quarter was 31.8% of restaurant sales, 90 basis points higher than fourth quarter last year, resulting from sales deleverage, partially offset by lower Guest Experience Captain hours.

•
Restaurant operating expenses as a percentage of restaurant sales were 15.7%, an increase of 30 basis points from the fourth quarter of 2015, primarily driven by higher insurance and repair and maintenance expenses.

•	Occupancy costs were 5.9% as a percentage of restaurant sales, 30 basis points higher compared to the same quarter last year.

•
Restaurant-level profit was $73.2 million, or 15.6%, of restaurant sales, compared to $86.7 million, or 18.6%, in the fourth quarter last year. Full year restaurant level profit was $333.9 million, or 17.7%, 90 basis points lower than the prior year's $319.0 million or 18.6% due largely to sales deleverage and higher cost of goods and labor.

Other Expenses

•	Depreciation and amortization expense for the fourth quarter was $38.3 million, increasing 4.6%, due to new unit openings.

•	General and administrative expenses were $29.4 million in the fourth quarter, decreasing 5.9% from the same period last year, due to lower compensation expense.

•	Stock-based compensation was ($2.1) million in the fourth quarter compared to $2.0 million of expense in the prior year period.

•	Preopening expenses for the quarter totaled $3.5 million, versus $4.9 million in the fourth quarter last year, due to smaller openings as well as reduced lease expense.

•	Loss on asset disposal for the fourth quarter totaled $3.9 million compared to last year of $3.3 million.

•	Interest expense was $1.6 million in the fourth quarter, compared to $0.8 million in the prior year period. The increase is a result of higher borrowing on the line of credit.

•	Other expense (income) was $(1.3) million for the quarter compared to $73,000 of expense in 2015, due to the recognition of a gain from contingent consideration.

•	The effective tax rate during the quarter was 27.9%, compared to 24.7% in the prior year.

Earnings

•
Operating income was $21.8 million in the fourth quarter, or 4.4% of total revenue, compared to $34.5 million and 7.0% in the prior year. For the year, operating income was $136.7 million, or 6.9% of total revenue, compared to $138.5 million and 7.6%.

•
Net earnings decreased 38.2% to $15.6 million in the fourth quarter, versus $25.3 million in the fourth quarter of 2015. For the full year, net earnings decreased 0.3% to $94.7 million, versus $95.1 million in 2015.

•
Earnings per diluted share were $0.87, compared to fourth quarter 2015 earnings per diluted share of $1.32. Earnings per diluted share increased 3.0% to $5.12 in 2016, compared to $4.97 in 2015, driven by the $232.7 million of share repurchases in fiscal 2016.

Balance Sheet

•	Cash totaled $49.3 million at the end of 2016.

•	The credit facility had an outstanding balance of $170.0 million as of the end of the year.

•	The year ended with over $1.0 billion in total assets and $517.9 million in total equity.

Cash Flow

•
Cash flow from operations was $68.7 million for the quarter, a 2.5% decrease over the fourth quarter last year. For the full year, cash flow from operations was $282.6 million, a 19.1% increase over 2015.

•	Free cash flow in the fourth quarter was $44.8 million, compared to $22.1 million in the prior year. Free cash flow in 2016 was $140.9 million, compared to $64.7 million in the prior year.

•	827,639 shares were repurchased for a total of $126.9 million during the fourth quarter of 2016. For the year, 1,586,533 shares were repurchased for a total of $232.7 million.

2017 Outlook

The company expects the following approximate new unit development in 2017:

•	15 company-owned Buffalo Wild Wings restaurants in the United States

•	15 franchised Buffalo Wild Wings locations in the United States

•	20 franchised Buffalo Wild Wing locations internationally

•	2 company-owned and 12 to 15 franchised R Taco restaurants

The company expects the following in 2017:

•	Same-store sales growth of 1% to 2%

•	Restaurant-level margin improvement of 10 to 30 basis points

•	Traditional chicken wing inflation of 3.5% to 4.5%

•	Depreciation and amortization expense of $153 to $157 million

•	General and administrative expense of $149 to $153 million, including stock-based compensation of $12 to $13 million

•	Operating income growth of 9% to 13% over 2016, including the 53rd week

•	Interest and other expense of $15 million

•	Achieving leverage of 1.5x net debt to EBITDA by the end of the fiscal year

•	Share repurchases of $450 to $500 million

•	Earnings per diluted share of $5.60 to $6.00

•	Capital expenditures of approximately $100 million

•	Free cash flow of $160 to $170 million

Buffalo Wild Wings will be hosting a conference call today, February 7, 2017 at 4:00 p.m. Central Standard Time to discuss these results. There will be a simultaneous webcast conducted at our investor website IR.BuffaloWildWings.com.

A replay of the call will be available until February 14, 2017. To access this replay, please dial 1.844.512.2921 password 8999778.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,220 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations or beliefs and can be identified by the use of terminology such as “anticipate,” “continue,” “could,” “estimate,” “expect,” “goal,” “may,” “ongoing,” “plan,” “predict,” “project,” “should,” “will,” and similar words or expressions. Forward-looking statements in this press release include those relating to our future financial and restaurant performance measures, including but not limited to those relating to sales trends and projected unit and earnings growth, our growth strategy, planned sales efforts, unit development and expansion, costs, share repurchase activity and cash requirements. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings and supply chain consistency, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, our capital allocation plans, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the fiscal year ended December 27, 2015, as updated by subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statement.
# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollar and share amounts in thousands except per share data)
(unaudited)

	Three months ended		Twelve months ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
Revenue:
Restaurant sales	$470,474	466,405	1,891,616	1,715,000
Franchise royalties and fees	23,717	23,818	95,177	97,722
Total revenue	494,191	490,223	1,986,793	1,812,722
Costs and expenses:
Restaurant operating costs:
Cost of sales	146,199	137,414	564,687	507,812
Labor	149,675	144,262	598,992	542,847
Operating	73,847	72,039	285,142	250,755
Occupancy	27,535	26,015	108,859	94,569
Depreciation and amortization	38,293	36,616	152,140	127,503
General and administrative	29,359	31,196	123,109	129,133
Pre-opening	3,539	4,903	8,730	14,154
Loss on asset disposals and impairment	3,945	3,282	8,434	7,462
Total costs and expenses	472,392	455,727	1,850,093	1,674,235
Income from operations	21,799	34,496	136,700	138,487
Interest expense	1,589	839	4,160	1,685
Other expense (income)	(1,268)	73	(1,464)	661
Earnings before income taxes	21,478	33,584	134,004	136,141
Income tax expense	5,992	8,292	39,791	41,265
Net earnings including noncontrolling interests	15,486	25,292	94,213	94,876
Net earnings (loss) attributable to noncontrolling interests	(133)	21	(532)	(193)
Net earnings attributable to Buffalo Wild Wings	$15,619	25,271	94,745	95,069
Earnings per common share – basic	$0.87	1.33	5.14	5.00
Earnings per common share – diluted	$0.87	1.32	5.12	4.97
Weighted average shares outstanding – basic	17,955	19,036	18,445	19,013
Weighted average shares outstanding – diluted	18,014	19,173	18,491	19,131

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Twelve months ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
Revenue:
Restaurant sales	95.2%	95.1%	95.2%	94.6%
Franchise royalties and fees	4.8	4.9	4.8	5.4
Total revenue	100.0	100.0	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	31.1	29.5	29.9	29.6
Labor	31.8	30.9	31.7	31.7
Operating	15.7	15.4	15.1	14.6
Occupancy	5.9	5.6	5.8	5.5
Depreciation and amortization	7.7	7.5	7.7	7.0
General and administrative	5.9	6.4	6.2	7.1
Pre-opening	0.7	1.0	0.4	0.8
Loss on asset disposals and impairment	0.8	0.7	0.4	0.4
Total costs and expenses	95.6	93.0	93.1	92.4
Income from operations	4.4	7.0	6.9	7.6
Interest expense	0.3	0.2	0.2	0.1
Other expense (income)	(0.3)	0.0	(0.1)	0.0
Earnings before income taxes	4.3	6.9	6.7	7.5
Income tax expense	1.2	1.7	2.0	2.3
Net earnings including noncontrolling interests	3.1	5.2	4.7	5.2
Net earnings (loss) attributable to noncontrolling interests	(0.0)	0.0	(0.0)	(0.0)
Net earnings attributable to Buffalo Wild Wings	3.2%	5.2%	4.8%	5.2%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollar amounts in thousands) (unaudited)

	December 25, 2016	December 27, 2015
Assets
Current assets:
Cash	$49,266	11,220
Marketable securities	—	9,043
Accounts receivable, net of allowance of $251 and $25	34,225	34,087
Inventory	16,532	15,351
Prepaid expenses	9,075	6,386
Refundable income taxes	1,018	21,591
Restricted assets	66,471	100,073
Total current assets	176,587	197,751

Property and equipment, net	592,806	604,712
Reacquired franchise rights, net	118,973	129,282
Other assets	41,625	26,536
Goodwill	117,228	114,101
Total assets	$1,047,219	1,072,382
Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$3,089	2,144
Accounts payable	45,797	44,760
Accrued compensation and benefits	47,304	55,578
Accrued expenses	32,347	21,678
Current portion of long-term debt and capital lease obligations	3,745	2,147
Current portion of deferred lease credits	873	59
System-wide payables	108,814	137,257
Total current liabilities	241,969	263,623
Long-term liabilities:
Other liabilities	16,109	16,473
Deferred income taxes	21,588	23,726
Long-term debt and capital lease obligations, net of current portion	205,312	70,954
Deferred lease credits, net of current	44,341	41,869
Total liabilities	529,319	416,645
Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized, none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 17,462,465 and 18,917,776, respectively	147,234	160,353
Retained earnings	374,683	499,085
Accumulated other comprehensive loss	(3,878)	(4,094)
Total stockholders’ equity	518,039	655,344
Noncontrolling interest	(139)	393
Total equity	517,900	655,737
Total liabilities and equity	$1,047,219	1,072,382

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Twelve months ended
	December 25, 2016	December 27, 2015
Cash flows from operating activities:
Net earnings including noncontrolling interests	$94,213	94,876
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation and amortization	152,140	127,503
Loss on asset disposals and impairment	8,434	7,462
Deferred lease credits	4,284	4,052
Deferred income taxes	(2,138)	(281)
Stock-based compensation	325	13,647
Excess tax benefit from stock issuance	(204)	(5,455)
Change in fair value of contingent consideration	(3,691)	—
Loss on investments in affiliates	2,805	687
Provision for bad debt expense	226	—
Change in operating assets and liabilities, net of effect of acquisitions:
Trading securities	—	(495)
Accounts receivable	4,358	(4,313)
Inventory	(1,148)	(2,407)
Prepaid expenses	(2,677)	(691)
Other assets	(7,778)	(6,381)
Deferred revenue	945	100
Accounts payable	4,462	4,445
Income taxes	20,777	(6,356)
Accrued expenses	7,256	10,867
Net cash provided by operating activities	282,589	237,260
Cash flows from investing activities:
Acquisition of property and equipment	(141,699)	(172,548)
Acquisition of businesses/investments in affiliates	(3,862)	(203,642)
Purchase of marketable securities	(488)	(12,301)
Proceeds from sale of marketable securities	1,205	23,300
Net cash used in investing activities	(144,844)	(365,191)
Cash flows from financing activities:
Proceeds from revolving credit facility	668,377	352,678
Repayments of revolving credit facility	(532,907)	(318,148)
Proceeds from related party borrowing	6,365	36,179
Repurchases of common stock	(232,696)	(25,000)
Other financing activities	(3,901)	(3,173)
Issuance of common stock	4,209	5,355
Excess tax benefit from stock issuance	204	5,455
Tax payments for restricted stock units	(9,317)	(7,847)
Net cash provided by (used in) financing activities	(99,666)	45,499
Effect of exchange rate changes on cash and cash equivalents	(33)	323
Net increase (decrease) in cash and cash equivalents	38,046	(82,109)
Cash and cash equivalents at beginning of year	11,220	93,329
Cash and cash equivalents at end of year	$49,266	11,220

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information
Restaurant Count
Company-owned Restaurants (includes Buffalo Wild Wings, R Taco, and Buffalo Wild Wings-owned PizzaRev locations):

	Q1	Q2	Q3	Q4
2016	603	609	617	631
2015	501	517	573	596
2014	443	449	463	491
2013	397	407	415	434
2012	327	330	343	381

Franchised Restaurants (includes Buffalo Wild Wings and R Taco locations):

	Q1	Q2	Q3	Q4
2016	587	596	602	609
2015	593	593	569	579
2014	569	579	588	591
2013	514	525	534	559
2012	505	505	511	510

Restaurant Count Rollforward:

	Twelve months ended
	December 25, 2016			December 27, 2015
	Corporate	Franchise	Total	Corporate	Franchise	Total
Buffalo Wild Wings
Beginning of period	590	573	1,163	487	584	1,071
Opened	34	36	70	51	50	101
Acquired	1	(1)	—	54	(54)	—
Closed/Relocated	(4)	(6)	(10)	(2)	(7)	(9)
End of period	621	602	1,223	590	573	1,163
R Taco
Beginning of period	4	6	10	2	7	9
Opened	5	1	6	1	—	1
Acquired	—	—	—	1	(1)	—
Closed/Relocated	(1)	—	(1)	—	—	—
End of period	8	7	15	4	6	10
PizzaRev
Beginning of period	2	n/a	2	2	n/a	2
Opened	—	n/a	—	—	n/a	—
Acquired	—	n/a	—	—	n/a	—
Closed/Relocated	—	n/a	—	—	n/a	—
End of period	2	n/a	2	2	n/a	2
Consolidated
End of the period	631	609	1,240	596	579	1,175

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Same-Store Sales at Buffalo Wild Wings locations in United States and Canada
Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	(1.7%)	(2.1%)	(1.8%)	(4.0%)	(2.4%)
2015	7.0%	4.2%	3.9%	1.9%	4.2%
2014	6.6%	7.7%	6.0%	5.9%	6.5%
2013	1.4%	3.8%	4.8%	5.2%	3.9%
2012	9.2%	5.3%	6.2%	5.8%	6.6%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	(2.4%)	(2.6%)	(1.6%)	(3.9%)	(2.7%)
2015	6.0%	2.5%	1.2%	0.1%	2.5%
2014	5.0%	6.5%	5.7%	5.1%	5.6%
2013	2.2%	4.1%	3.9%	3.1%	3.3%
2012	7.3%	5.5%	5.8%	7.4%	6.5%

Average Weekly Sales Volumes at Buffalo Wild Wings locations in United States and Canada

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	$62,829	59,894	59,690	59,120	60,366
2015	64,851	61,960	61,831	61,971	62,529
2014	60,966	59,403	59,643	62,119	60,470
2013	56,953	54,759	55,592	58,204	56,392
2012	55,131	51,524	52,561	55,595	53,783

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2016	$65,636	62,454	61,497	61,397	62,662
2015	67,075	63,904	62,819	64,032	64,474
2014	63,852	61,845	61,586	63,949	62,595
2013	60,050	58,186	58,926	61,167	59,594
2012	57,282	54,766	55,608	58,490	56,570

Restaurant-Level Profit and Restaurant-Level Margin
Restaurant-level profit and restaurant-level margin are neither required by, nor presented in accordance with U.S. GAAP and are non-GAAP financial measures. Restaurant-level profit is defined restaurant sales less restaurant operating costs (cost of sales, labor, operating, and occupancy expense). Restaurant-level margin is defined as restaurant-level profit as a percentage of restaurant sales. Restaurant-level profit and restaurant-level margin have limitations as analytical tools, and should not be evaluated in isolation or as substitutes for analysis of results as reported under U.S. GAAP. Management believes the restaurant-level profit and restaurant-level margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant-level profit and restaurant-level margin as key performance indicators to evaluate the profitability of company-owned restaurants.
A reconciliation of restaurant sales to restaurant-level margin is provided below:

	Three months ended		Twelve months ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
Restaurant sales	$470,474	466,405	1,891,616	1,715,000
Restaurant operating costs	397,256	379,730	1,557,680	1,395,983
Restaurant-level profit	73,218	86,675	333,936	319,017
Restaurant-level margin	15.6%	18.6%	17.7%	18.6%

EBITDA

EBITDA is not required by, nor presented in accordance with U.S. GAAP and is a non-GAAP financial measure. The Company defines EBITDA as net earnings including non-controlling interests plus interest expense, income tax expense, and depreciation and amortization. EBITDA has limitations as an analytical tool, and should not be evaluated in isolation or as a substitute for analysis of results as reported under U.S. GAAP. Management believes investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations, without the effects of interest, taxes, and depreciation and amortization.

A reconciliation of net earnings including noncontrolling interests to EBITDA is provided below:

	Three months ended		Twelve months ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
Net earnings including noncontrolling interests	$15,486	25,292	94,213	94,876
Income tax expense	5,992	8,292	39,791	41,265
Interest expense	1,589	839	4,160	1,685
Depreciation and amortization	38,293	36,616	152,140	127,503
EBITDA	$61,360	71,039	290,304	265,329